SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. (as company under a Pooling and Servicing Agreement dated as of March 1, 2006 providing for, inter alia, the issuance of Bear Stearns Alt-A Trust, Mortgage Pass-Through Certificates, Series 2006-2)

(Exact name of registrant as specified in its charter)

Delaware	333-132232	30-0183252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

383 Madison Avenue New York, New York	10179
(Address of principal executive office)	(Zip Code)

(952) 857-7000
(Registrant's telephone number, including area code )

                                                       N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The tables and materials were prepared by Bear, Stearns & Co. Inc. (the “Underwriter”) at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 99.1 Certain Computational Materials prepared by the Underwriter in connection with Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2006-2.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of Structured Asset Mortgage Investments II Inc. relating to its Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2006-2.

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                                                                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2006

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC (Registrant)

By: /s/ Baron Silverstein
Baron Silverstein
Vice President
(Authorized Officer)

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Computational Materials

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